U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 21, 2000



                               FAIRFAX GROUP, INC.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Florida                                   000-25429              65-0832025
-----------------------------          ---------------      -----------------
(State or jurisdiction of                Commission          (I.R.S. Employer
incorporation or organization            File Number       Identification No.)

6758 N. Military Trail, Suite 303
West Palm Beach, Florida                                        33407
------------------------------------------                --------------------
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number:  (561) 840-9100

                                       N/A
    ------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1.    Changes in Control of Registrant

         On or about December 21, 2000 (the closing date) a Stock Purchase Agreement (the "Agreement") was closed between Charles Adams, Fred Keller ("Keller") and Fred Keller, Trustee ("Keller Trust"). The Agreement provided for Charles Adams to acquire 4,200,000 shares of the Company's outstanding Common Stock held by Keller in exchange for $2,000. Additionally pursuant to a Substitution of Debtor Agreement, of the same date, which was attached and made a part of the Agreement, the buyer promised to assume and discharge all of the debts of the Issuer owed to Keller Trust in the amount of $323,000 and repay this amount to Keller Trusts. The source of the cash was from Mr. Adam's personal funds.

         The purpose of the transaction was to grant control of the Issuer to Charles Adams. Mr Adams' 4,200,000 shares of Common Stock is part of Mr. Adam's investment portfolio. Mr Adams is an affiliate shareholder of the Issuer, and is seeking candidates for merger with or acquisition by the Issuer.

Item 2.    Acquisition or Disposition of Assets

         Not applicable.

Item 3.    Bankruptcy or Receivership

           Not Applicable

Item 4.    Changes in Registrant's Certifying Accountant

           Not Applicable

Item 5.    Other Events

         As a result of the Stock Purchase Agreement, the company added a director to its board of directors and effected a change in management, as follows:

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Name                                Age                 Position

Charles Adams                       33            Sole Officer & Director

         Charles Adams. Mr. Adams is the current Sole Officer & Director of the company since December 21, 2000. Since October 1997, Mr. Adams has engaged in private business ventures, mostly in the area of finance. Through his company, Adams Inc., which was formed in October, 1997, he is currently providing consulting services and commercial equipment leasing. Mr. Adams specializes in financing equipment which is placed with end users. From October 1997 until September 2000, Mr. Adams was employed by Carcorp, Inc. which is one of only two lenders who


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provide  commercial paper for Bombardier,  Inc., under operating leases for lear jets and other major aviation equipment. Mr. Adams served as the Director of Finance of Carcorp, Inc. In this capacity, Mr. Adams arranged the operating leases for rolling stock, large commercial equipment, aviation and commercial marine end users. From 1995 through October 1997, Mr. Adams was independently engaged in commercial leasing of limousines and limousine fleets. From 1996 through October 1997, he also was employed by Ed Morse as the Fleet Manager for the Jeep operations. From 1993 through 1995, Mr. Adams was employed by Palm Beach Lincoln Mercury in sales. Prior to relocating to Florida, from 1991 through 1993 Mr. Adams was employed by Alpha Zeta Trust in California, where he was responsible for the acquisition of commercial real estate, including negotiations of sale and arrangement of bridge financing. From 1988 through 1991, Mr. Adams independently engaged in the acquisition of real estate. During the same period he was employed by Porsche, Audi, Ferrari in Woodland Hills, California as a salesman. In this capacity, Mr. Adams was responsible for all
aspects  of  the  automobile  acquisition,   including  arranging  the  purchase
financing. Mr. Adams attended Los Angeles Valley College for two (2) years and took marketing and sales extension courses at the University of California Los Angeles.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

         The following table sets forth certain information regarding the beneficial ownership of the shares of Common Stock of Fairfax Group, Inc. as of the date of this disclosure(1), by (I) each person who is known by Fairfax Group, Inc. to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of common stock, (ii) each of Fairfax Group, Inc. directors and executive officers, and (iii) all directors and executive officers as a group.

Name and Address           Number of Shares          Percentage Owned
-----------------------   ----------------------    ------------------

Charles Adams                 4,420,000                   68.29%
6758 N. Military Trail
Suite 303
West Palm Beach, FL 33407

Fred Keller                   1,600,000                   26.01
6758 N. Military Trail
Suite 303
West Palm Beach, FL 33407

--------------------------------
Based on outstanding shares of 6,150,000

Item 6.    Resignations of Registrant's Directors

         Not applicable.




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Item 7.    Financial Statements and Exhibits

     (a)   Financial Statements of Business Acquired.

         Not applicable.

     (b)   Pro forma Financial Information.

         Not applicable.


(c)      Exhibits

Exhibit 2.1        Stock Purchase Agreement.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:


FAIRFAX GROUP, INC.

/s/ Charles Adams
---------------------------------
By: Charles Adams, President